EXECUTION COPY

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”) is made and entered into as of the 16th day of June, 2008, by and among JPMorgan Chase Bank, N.A., a national banking association (the “Escrow Agent”), Harris & Harris Group, Inc., a New York corporation (the “Company”), and ThinkPanmure, LLC (the “Placement Agent”).

Background

WHEREAS, the Company proposes to issue and sell an aggregate of up to 2,545,000 shares of its common stock, $0.01 par value per share (the "Shares") for an aggregate of up to $15,651,750, all as described in the Company's registration statement on Form N-2 (Registration No. 333-138996) filed with the Securities and Exchange Commission (which together with all amendments and supplements thereto, is referred to herein as the "Registration Statement");

WHEREAS, the Shares are being offered by the Company to purchasers identified by the Placement Agent, pursuant to the terms of the Placement Agency Agreement (the “Placement Agency Agreement”) dated June 16, 2008, by and between the Company and the Placement Agent, and the subscription agreements (collectively, the “Subscription Agreements”) dated the date hereof between the Company and each purchaser named therein (each a “Purchaser,” and collectively, the “Purchasers”);

WHEREAS, unless the transactions contemplated by the Subscription Agreements and the Placement Agency Agreement have been abandoned pursuant to the terms thereof, or unless otherwise agreed to by the Company and the Placement Agent, the closing of the purchase and sale of the Shares shall take place on June 20, 2008 (the “Closing Date”);

WHEREAS, with respect to all subscription payments received from the Purchasers, the Company and the Placement Agent propose to establish an escrow account with the Escrow Agent in the name of the Company at 4 New York Plaza, 21st Floor, New York, New York 10004; and

WHEREAS, upon execution of the Subscription Agreements by the Company, the Escrow Agent is willing to receive and disburse the proceeds from the offering of the Shares in accordance herewith. The Escrow Agent's duties are limited to this Agreement and shall only act in accordance with the terms and conditions contained herein.

Terms

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Establishment of Escrow. The Escrow Agent hereby agrees to establish a non-interest bearing trust account pursuant to Rule 15c-2-4 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Escrow Account"), for the deposit with the Escrow Agent of the Escrowed Funds (defined below) and to receive and disburse the Escrowed Funds in accordance with the terms and conditions of this Agreement.

2. Deposit of Escrowed Funds. The Company and the Placement Agent hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein. The Placement Agent is hereby directed by the Company to instruct each Purchaser for the Shares identified on Exhibit A attached hereto to wire to the Escrow Agent immediately available funds of such Purchaser delivered in payment for the Shares such Purchaser agrees to purchase (the “Escrowed Funds”). Upon receipt of Escrowed Funds from each Purchaser, the Escrow Agent shall credit such Escrowed Funds to an Escrow Account held by the Escrow Agent. The wire instructions to which each Purchaser shall wire or deposit such funds are set forth in the notice provision for the Escrow Agent in Section 10 to this Agreement and in Exhibit A to the Subscription Agreements.

3. Acceptance. Upon receipt of the Escrowed Funds, the Escrow Agent shall acknowledge such receipt in writing (which may be via electronic mail) to the Company and the Placement Agent and shall hold and disburse the same pursuant to the terms and conditions of this Agreement. The Escrow Agent shall have no duty to verify whether the amounts and property delivered comport with the requirements of any other agreement.

4. List of Purchasers. Exhibit A hereto contains the name of, the address of record, the number of Shares subscribed for by, and the subscription amount to be delivered to the Escrow Agent on behalf of each Purchaser whose funds are being deposited. The Escrow Agent shall notify the Placement Agent and the Company of any discrepancy between the subscription amounts set forth on any list delivered pursuant to this Section 4 and the subscription amounts received by the Escrow Agent. The Escrow Agent is authorized to revise such list to reflect the actual subscription amounts received and the release of any subscription amounts pursuant to Section 5.

5. Withdrawal of Subscription Amounts.

(a) If the Escrow Agent shall receive a notice, substantially in the form of Exhibit B hereto (an “Offering Termination Notice”) from the Company, the Escrow Agent shall promptly after receipt of such Offering Termination Notice, and in no event more than five (5) business days thereafter, send to each Purchaser listed on the list held by the Escrow Agent pursuant to Section 4 whose total subscription amount shall not have been released pursuant to paragraph (b) or (c) of this Section 5, in the manner set forth in paragraph (d) of this Section 5, a check to the order of such Purchaser in the amount of the remaining subscription amount held by the Escrow Agent on behalf of such Purchaser as set forth on such list held by the Escrow Agent. The Escrow Agent shall notify the Company and the Placement Agent of the distribution of such funds to the Purchasers.

(b) In the event that (i) the Shares have been subscribed for and funds in respect thereof shall have been deposited with the Escrow Agent in accordance with this Agreement on or before the Closing Date and (ii) no Offering Termination Notice shall have been delivered to the Escrow Agent, the Company and the Placement Agent shall deliver to the Escrow Agent a joint notice, not more than three (3) business days prior to the Closing Date, substantially in the form of Exhibit C hereto (a “Closing Notice”), designating the proceeds which are to be distributed on such Closing Date, and identifying the Purchasers and the number of Shares to be sold to each thereof on such Closing Date. The Escrow Agent, after receipt of such Closing Notice, on such Closing Date, shall pay to the Company, the Placement Agent and its counsel (if applicable), by wire transfer of immediately available funds and otherwise in the manner specified in such Closing Notice, an amount equal to the aggregate of the subscription amounts paid by the Purchasers identified in such Closing Notice for the Shares to be sold on such Closing Date as set forth on the list held by the Escrow Agent pursuant to Section 4.

(c) If at any time and from time to time prior to the release of any Purchaser’s total subscription amount pursuant to paragraph (a) or (b) of this Section 5 from the Escrow Account, the Company shall deliver to the Escrow Agent a notice, substantially in the form of Exhibit D hereto (a “Subscription Termination Notice”), to the effect that any or all of the subscriptions of such Purchaser have been rejected by the Company (a “Rejected Subscription”), the Escrow Agent, promptly after receipt of such Subscription Termination Notice, shall promptly send to such Purchaser, in the manner set forth in paragraph (d) of this Section 5, a check to the order of such Purchaser in the amount of such Rejected Subscription amount.

(d) For the purposes of this Section 5, any check that the Escrow Agent shall be required to send to any Purchaser shall be sent to such Purchaser by first class mail, postage prepaid, at such Purchaser’s address furnished to the Escrow Agent pursuant to Section 4.

6. Escrow Agent; Duties and Liabilities.

(a) It is expressly understood and agreed by the parties that (i) the duties of the Escrow Agent, as herein specifically provided, are purely ministerial in nature; (ii) the Escrow Agent shall not have any duty to deposit the Escrowed Funds except as provided herein, (iii) the Escrow Agent shall not be responsible or liable in any manner whatsoever for, or have any duty to inquire into, the sufficiency, correctness, genuineness or validity of the notices it receives hereunder, or the identity, authority or rights of any of the parties; (iv) the Escrow Agent shall have no duties or responsibilities in connection with the Escrowed Funds, other than those specifically set forth in this Agreement; (v) the Escrow Agent shall not incur any liability in acting in good faith upon any signature, written notice, request, waiver, consent, receipt, or any other paper or document believed by the Escrow Agent to be genuine and to have been signed or sent by the proper parties, without further inquiry or investigation; (vi) the Escrow Agent may assume that any person purporting to have authority to give notices on behalf of any of the parties in accordance with the provisions hereof has been duly authorized to do so; (vii) the Escrow Agent shall incur no liability whatsoever except for such resulting from its fraud, willful misconduct or gross negligence, so long as the Escrow Agent has acted in good faith in the performance of its duties hereunder; (viii) the Escrow Agent agrees that all property held by the Escrow Agent under this Agreement shall be segregated from all other property held by the Escrow Agent and shall be identified as being held in connection with this Agreement; and (ix) upon the Escrow Agent’s performance of its obligations under Section 5 hereof, the Escrow Agent shall be relieved of all liability, responsibility and obligation with respect to the Escrowed Funds or arising out of or under this Agreement.

(b) The Escrow Agent shall not be under any obligation to take any legal action in connection with this Agreement or towards its enforcement or performance, or to appear in, prosecute or defend any action or legal proceeding, or to file any return, or pay or withhold any income or other tax payable with respect to any Escrowed Funds or the disbursement thereof, or any payment of or in respect of which shall constitute a Loss under Section 7 below.

(c) In the event of any disagreement relating to the Escrowed Funds or the disbursement thereof resulting in adverse claims or demands being made in connection with the Escrowed Funds or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Funds, but only to the extent of the Escrowed Funds in controversy, until the Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction regarding the proper disposition; or (ii) a joint letter of instruction from the Company and the Placement Agent directing delivery of the Escrowed Funds, in which event the Escrow Agent shall disburse the Escrowed Funds in accordance with such order or letter. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that the order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question. If a proceeding for such determination is not begun and diligently continued, the Escrow Agent may make an ex parte application, or bring any appropriate action, for leave to deposit the Escrowed Funds in the Supreme Court of the State of New York, County of New York seeking such determination or such declaratory relief as the Escrow Agent shall deem reasonably necessary under the circumstances, and the parties each hereby irrevocably consent to the entering of such an ex parte order pursuant to all applicable laws, rules and procedures of the State of New York and such court. The Escrow Agent shall be reimbursed by the Company, for all of the Escrow Agent’s reasonable costs and expenses of such action or proceeding, including, without limitation, reasonable attorneys’ fees and disbursements. This Section 6(c) shall survive any termination of this Agreement or the resignation or removal of the Escrow Agent in accordance with Section 6(h) below.

(d) The Escrow Agent does not have any interest in the Escrowed Funds deposited hereunder and is serving as escrow agent only and having only possession thereof.

(e) None of the provisions of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(f) The Escrow Agent may consult with independent counsel and the advice or any opinion of counsel shall be full and complete authorization and protection in respect of any action reasonably taken or omitted by it hereunder in accordance with such advice or opinion of counsel.

(g) The Escrow Agent may at any time resign by giving thirty (30) days' prior written notice of resignation to the Company and the Placement Agent. Upon receiving such notice of resignation, the Company and the Placement Agent shall promptly appoint a successor and, upon the acceptance by the successor of such appointment and transfer of all Escrowed Funds to such successor, release the resigning Escrow Agent from its obligations hereunder (other than obligations and liabilities arising by reason of the prior fraud, willful misconduct or gross negligence of the Escrow Agent) by written instrument, a copy of which instrument shall be delivered to the resigning Escrow Agent and the successor. If no successor shall have been so appointed and have accepted appointment within forty-five (45) days after the giving of such notice of resignation, the resigning Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor.

The Company and the Placement Agent may at any time, by issuing a joint written instruction to the Escrow Agent, terminate the appointment of the Escrow Agent. Such joint written instruction shall specify the date upon which such termination shall take effect. Thereafter, the Escrow Agent shall have no further obligation hereunder (other than obligations and liabilities arising by reason of the prior fraud, willful misconduct or gross negligence of the Escrow Agent) except to hold the Escrowed Funds as depository. The Company and the Placement Agent agree that in the event of such termination, they will cooperate with each other to jointly appoint a banking corporation, trust company or attorney as successor Escrow Agent. The Escrow Agent shall refrain from taking any action until receiving written instructions jointly signed by the Company and the Placement Agent designating the successor Escrow Agent.

(h) Any partnership or other similar entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any partnership, corporation or other similar entity resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any partnership, corporation or other similar entity succeeding to the business of the Escrow Agent shall be the successor of the Escrow Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

(i) No printed or other matter in any language which mentions the Escrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless the Escrow Agent shall first have given its specific written consent thereto. The Escrow Agent hereby consents to the use of its name and the reference to the escrow arrangement in the Subscription Agreements, the Placement Agency Agreement, the Registration Statement and any other documents related thereto.

7. Indemnification of Escrow Agent. The Company hereby agrees to indemnify and hold the Escrow Agent harmless from any and all liabilities, obligations, damages, losses, claims, encumbrances, costs or expenses (including reasonable attorneys’ fees and expenses) (any or all of the foregoing herein referred to as a “Loss”) arising hereunder or under or with respect to the Escrowed Funds, except for Losses resulting from (a) fraud, willful misconduct or gross negligence of the Escrow Agent, or (b) its following any instructions or other directions from the Company, to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. If any such action shall be brought against the Escrow Agent, it shall notify the Company. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or the removal of the Escrow Agent or the termination of this Agreement.

8. Fees. The Company agrees to pay the Escrow Agent the administration fee of $2,500, which shall be paid by the Company within two (2) business days following the execution of this Agreement or as otherwise agreed to by the Company and the Escrow Agent.

9. Security Procedures. In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement, as indicated in Schedule 1 attached hereto), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 2 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The individuals authorized to give and confirm funds transfer instructions may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Company or the Placement Agent to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank. The Escrow Agent may apply any of the Escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Agreement acknowledge that these security procedures are commercially reasonable. All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer, which shall be an individual who is designated to give funds transfer instructions as designated in Schedule 2.

10. Notices. Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when sent by facsimile transmission with receipt confirmed to the telephone number below and addressed as follows:

a.	If to the Escrow Agent, to:

JPMorgan Chase Bank, N.A.
Escrow Services
4 New York Plaza, 21st Floor
New York, NY 10004
Facsimile: (212)623-6168
Attention: Chris Vetri/Debbie DeMarco

with wire transfers to:

JPMorgan Chase Bank
ABA # ______________
Account No.: ________________
Account Name: Harris & Harris Group Subscription
Attention: Chris Vetri

b.	If to the Company, to:

Harris & Harris Group, Inc.
111 West 57th Street
New York, New York 10019
Attention: General Counsel
Facsimile No.: 212-582-9563

with copies to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attention: Richard T. Prins, Esq.
Facsimile No.: 212-735-2000

c.	If to the Placement Agent, to:

ThinkPanmure, LLC
600 Montgomery St., 8th Floor
San Francisco, CA 94111
Facsimile: (415) 249-0975
Attention: Ted Mitchell

with copies to:

Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Facsimile No.: 212-355-3333
Attention: Michael D. Maline, Esq.

or to such other address or account information as hereafter shall be designated in writing by the applicable party to the other parties hereto. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. For the purposes of this Agreement, “business day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth in this section is authorized or required by law or executive order to remain closed.

11. Entire Agreement. This Agreement and any exhibits and schedules hereto constitute the entire agreement between the parties hereto pertaining to the subject matters hereof, and supersede all negotiations, preliminary agreements and all prior and contemporaneous discussions and understandings of the parties in connection with the subject matters hereof. Any exhibits and schedules hereto are hereby incorporated into and made a part of this Agreement.

12. Amendments. No amendment, waiver, change or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed by all parties or by their duly authorized agents. Waiver of any provision of this Agreement shall not be deemed a waiver of future compliance therewith and such provision shall remain in full force and effect.

13. Severability. In the event any provision of this Agreement is held invalid, illegal or unenforceable, in whole or in part, the remaining provisions of this Agreement shall not be affected thereby and shall continue to be valid and enforceable.

14. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable principles of conflicts of law.

15. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY, AT ITS ADDRESS SPECIFIED HEREIN. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

16. Headings and Captions. The titles or captions of paragraphs in this Agreement are provided for convenience of reference only, and shall not be considered a part hereof for purposes of interpreting or applying this Agreement, and such titles or captions do not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms or conditions.

17. Gender and Number. Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine or neuter gender, according to the context.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimiles may also be deemed originals for the purpose of this Agreement.

19. Binding Effect on Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns, and the subscribers of the Shares. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto (and their respective legal representatives, heirs, successors and assigns), any rights, remedies, obligations or liabilities.

19. Account Opening Information. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Escrow Agent will ask for information that will allow it to identify relevant parties. Upon execution of this Agreement, each party shall provide the Escrow Agent with a fully executed W-8 or W-9 Internal Revenue Service form, which shall include their Tax Identification Number (TIN) as assigned by the Internal Revenue Service.

20. Force Majeure. In the event that any party or the Escrow Agent is unable to perform its obligations under the terms of this Agreement because of acts of God, war, terrorism, fire, floods, electrical outages, strikes, equipment or transmission failure or damage reasonably beyond its control, or other cause reasonably beyond its control, the Escrow Agent shall not be liable for damages to the other parties for any damages resulting from such failure to perform otherwise from such causes. Performance under this Agreement shall resume when the Escrow Agent is able to perform substantially.

21. Termination. Upon delivery of the Escrowed Funds to the Company, or the Purchasers pursuant to Section 5 hereof, by the Escrow Agent, this Agreement shall terminate, subject to the provisions of Section 7 hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first above written.

ESCROW AGENT:	COMPANY:

JPMORGAN CHASE BANK, N.A.	HARRIS & HARRIS GROUP, INC.
By: _/s/Debra A. DeMarco________ Name: Debra A. DeMarco Title: Vice President	By: /s/Douglas W. Jamison_______ Name: Douglas W. Jamison Title: President

PLACEMENT AGENT:

THINKPANMURE, LLC
By: _/s/Ted Mitchell_____________ Name: Ted Mitchell Title: Partner

EXHIBIT A

SUMMARY OF ESCROWED FUNDS TO BE RECEIVED

Name and Address of Purchaser	Number of Shares	Subscription Amount	Receipt Confirmed by Escrow Agent

EXHIBIT B

FORM OF OFFERING TERMINATION NOTICE

____________ __, 2008

JPMorgan Chase Bank, N.A.
Escrow Services
4 New York Plaza, 21st Floor
New York, NY 10004
Attention: _______________

Dear Sir or Madam:

Pursuant to Section 5(a) of the Escrow Agreement dated as of ____________, 2008 (the “Escrow Agreement”) by and among ThinkPanmure, LLC, Harris & Harris Group, Inc. (the “Company”) and you, the Company hereby notifies you of the termination of the offering of the Shares (as that term is defined in the Escrow Agreement) and directs you to make payments to the Purchasers as provided for in Section 4(a) of the Escrow Agreement.

Very truly yours,

HARRIS & HARRIS GROUP, INC.

By:
Name:
Title:

EXHIBIT C

FORM OF CLOSING NOTICE
________________, 2008

JPMorgan Chase Bank, N.A.
Escrow Services
4 New York Plaza, 21st Floor
New York, NY 10004
Attention: _______________

Dear Sir or Madam:

Pursuant to Section 5(b) of the Escrow Agreement dated as of _________, 2008 (the “Escrow Agreement”), by and among ThinkPanmure, LLC (the “Placement Agent”), Harris & Harris Group, Inc. (the “Company”) and you, the Company hereby certifies that it has received subscriptions for the Shares (as that term is defined in the Escrow Agreement) and the Company will, subject to and in accordance with the terms of the Placement Agency Agreement and the Subscription Agreements, as defined in the Escrow Agreement, sell and deliver Shares to the Purchasers thereof at a closing to be held on ____________, 2008 (the “Closing Date”). The names of the Purchasers concerned, the number of Shares subscribed for by each of such Purchasers and the related subscription amounts are set forth on Schedule A annexed hereto.

Please accept these instructions as standing instructions for the closing to be held on the Closing Date. The parties hereto certify that their instructions may be transmitted to you via facsimile.

We hereby request that the aggregate subscription amount be paid as follows:

1. To the Company, $_________, pursuant to the following wire transfer instructions:

Bank: __________
ABA Number: __________
Account Number: __________
Account Name: __________
Attention: _____________
Reference: _____________

2. To the Placement Agent, $_________, pursuant to the following wire transfer instructions:

Bank: __________
ABA Number: __________
Account Number: __________
Account Name: __________
Attention: _____________
Reference: __________

3. To JPMorgan Chase Bank, N.A. as Escrow Agent, $2,500, pursuant to the following wire transfer instructions:

Bank: JPMorgan Chase Bank, N.A.
ABA Number: ________________
Account Number: ____________________
Account Name: ____________________
Attention: ____________________
Reference: Escrow Agent Fees

These instructions may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

[Signatures on following page]

Very truly yours,

HARRIS & HARRIS GROUP, INC.

By:
Name:
Title:

THINKPANMURE, LLC

By:
Name:
Title:

SCHEDULE A

Name of Purchaser	Number of Shares	Subscription Amount

EXHIBIT D

FORM OF SUBSCRIPTION TERMINATION NOTICE

________________, 2008

JPMorgan Chase Bank, N.A.
Escrow Services
4 New York Plaza, 21st Floor
New York, NY 10004
Attention: _______________

Dear Sir or Madam:

Pursuant to Section 5(c) of the Escrow Agreement dated as of _________, 2008 (the “Escrow Agreement”), by and among ThinkPanmure, LLC, Harris & Harris Group, Inc. (the “Company”) and you, the Company hereby notifies you that the following subscription(s) have been rejected:

Name of PURCHASER	Number of Subscribed SHARES REJECTED	Dollar Amount of REJECTED SUBSCRIPTION

Very truly yours,

HARRIS & HARRIS GROUP, INC.

By:
Name:
Title:

D-1

SCHEDULE 1

Name of Company: Harris & Harris Group, Inc.
Wiring Instructions:

Bank Name: ___________
ABA Number: ___________
Account Number: ___________
Account Name: ___________
For Further Credit: ___________

Name of Placement Agent: ThinkPanmure, LLC
Wiring Instructions:

Bank Name: ___________
ABA Number: ___________
Account Number: ___________
Account Name: ___________
For Further Credit: ___________

SCHEDULE 2

Telephone Number(s) for Person(s)
Designated to Give and Confirm Funds Transfer Instructions

If to Company:

	Name	Telephone Number	Signature Specimen

1.	Daniel Wolfe	(212) 582-0900	/s/ Daniel Wolfe

2.	Sandra Forman	(212) 582-0900	/s/ Sandra Forman

3.	Patricia Egan	(212) 582-0900	/s/ Patricia Egan

If to Placement Agent:

	Name	Telephone Number	Signature Specimen

1.	Ted Mitchell	(415) 249-6388	/s/ Ted Mitchell

2.

3.

Telephone call backs shall be made to both Company and the Placement Agent if joint instructions are required pursuant to the agreement. All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer.

Periodically, you may issue payment orders to us to transfer funds by federal funds wire. We review the orders to determine compliance with the governing documentation and to confirm signature by the appropriate party, in accordance with the above list. Bank policy requires that, where practicable, we undertake callbacks to a party other than the individual who signed the payment order to verify the authenticity of the payment order.

Inasmuch as you are the only employee in your office who can confirm wire transfers, we will call you to confirm any federal funds wire transfer payment order purportedly issued by you. Your continued issuance of payment orders to us and confirmation in accordance with this procedure will constitute your agreement (1) to the callback security procedure outlined herein and (2) that the security procedure outlined herein constitutes a commercially reasonable method of verifying the authenticity of payment orders. Moreover, you agree to accept any risk associated with a deviation from this bank policy.